Exhibit 99.2

Media Contact:

Elliot Fox

W2O Group

212.257.6724

efox@w2ogroup.com

Investor Contact:

Mindy Lowe

Esperion Therapeutics, Inc.

734.887.3903

mlowe@esperion.com

Esperion Therapeutics Prices Public Offering of Common Stock

Ann Arbor, Mich., — (October 15, 2014) — Esperion Therapeutics, Inc. (NASDAQ: ESPR), an emerging pharmaceutical company focused on developing and commercializing first-in-class, oral low-density lipoprotein cholesterol (LDL-cholesterol) lowering therapies for the treatment of hypercholesterolemia and other cardiometabolic risk markers, today announced the pricing of an underwritten public offering of 4,250,000 shares of its common stock, offered at a price to the public of $20.00 per share. The gross proceeds from this offering to Esperion are expected to be $85 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Esperion. Esperion has granted the underwriters a 30-day option to purchase up to an additional 637,500 shares of its common stock. The offering is expected to close on or about October 21, 2014, subject to customary closing conditions. Esperion intends to use the net proceeds from the offering, as well as its other existing capital resources, to fund the continued development of ETC-1002 through the anticipated Phase 3 development program, which will include several clinical studies; chemistry, manufacturing and controls (CMC) scale up and supplies development; regulatory compliance and the remainder for working capital and general corporate and administrative expenses.

J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for the offering with JMP Securities, Stifel, and Needham & Company acting as co-managers for the offering.

The securities described above are being offered by Esperion pursuant to a shelf registration statement on Form S-3 (No. 333-197125) including a base prospectus. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering was filed with the SEC on October 14 and a final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered, when available, may also be obtained J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (toll-free): 866-803-9204 or BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, e-mail: dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Esperion Therapeutics

Esperion Therapeutics, Inc. is an emerging pharmaceutical company focused on developing and commercializing first-in-class, oral, LDL-cholesterol lowering therapies for the treatment of patients with hypercholesterolemia and other cardiometabolic risk markers.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic potential of, and clinical development plan for, ETC-1002 and statements pertaining to our expectations regarding the completion and anticipated proceeds of the proposed public offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results could differ materially from those anticipated due to certain risks and uncertainties including, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Esperion will be able to complete the public offering on the anticipated terms, or at all. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the risk that positive results from a clinical study of ETC-1002 may not necessarily be predictive of the results of future clinical studies, particularly in different or larger patient populations, or the risk that other unanticipated developments could interfere with the development (and commercialization) of ETC-1002, as well as other risks detailed in Esperion’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.